Exhibit 3.29

FTI GENERAL PARTNER LLC

ARTICLES OF ORGANIZATION

The UNDERSIGNED, in order to form a limited liability company under and by virtue of the Maryland Limited Liability Company Act, MD. CORPS. & ASS’NS CODE ANN., §4A-101, et seq. (the “LLC Act”), does hereby acknowledge and certify to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The name of the limited liability company (which is hereinafter called the “Company”) is:

FTI General Partner LLC

SECOND: The purpose for which the Company is formed is to engage in any lawful act or activity which may be carried on by a limited liability company under the LLC Act, which the member may from time to time authorize or approve pursuant to the provisions of the Operating Agreement of the Company. The foregoing purpose shall be in addition to and not in limitation of the general powers of limited liability companies under the LLC Act.

THIRD: The present address of the principal office of the Company in the State of Maryland is 909 Commerce Road, Annapolis, Maryland 21401.

FOURTH: The name and address of the resident agent of the Company are: The Corporation Trust Incorporated, 300 E. Lombard Street, Suite 1400, Baltimore, MD 21202.

IN WITNESS WHEREOF, the undersigned, an authorized person within the meaning of §4A-101(c) of the LLC Act, has signed these Articles of Organization, acknowledging the same to be his or her act, on July 25, 2007.

\s\ Eric B. Miller

Signature of Authorized Person

Eric B. Miller, Manager

CONSENT OF RESIDENT AGENT

THE UNDERSIGNED hereby consents to act as resident agent in Maryland for the entity named in the attached document.

\s\ XXX

For

The Corporation Trust Incorporated

XXX

Vice President and Assistant Secretary

CUST ID: 0001998835

WORK ORDER: 0001441873

DATE: 07-28-2007 02:32 PM

AMT. PAID: $150.00